(English Translation)

Short Term Loan Agreement

Parties:

Bank: Shanghai Pu Dong Development Bank Dalian Branch

Borrower: Dalian Chuming Slaughter and Packaging Pork Company Ltd.

Article 1: The Amount and Term of the Loan

1.1 The total loan amount is RMB 40,000,000 (approximately: $5.57 millions). The term of the loan is one year. The matured date is July 23, 2008.
1.2 The actual amount of the loan shall be determined by the accounting receipt of the loan.
1.3 The loan can only be used as working capital and shall not be used for any other purposes.

Article 2: The Interest Rate and Interest Calculation

2.1 The loan carries an interest rate of 7.182%.
2.2 The interest of the loan shall be calculated based on 360 days for a year. The actual interest is determined by the actual days the loan is outstanding.
2.3 The interest under this Agreement shall be calculated every quarter. The borrower must pay the accrued interest on the same day the interest is calculated.

Article 3: The Release of the Loan and Payment

3.1 The Bank has the right to refuse the release of the loan if the following conditions are not fulfilled:
(1) Accounting receipts and forms are properly filled out;
(2) The borrower has received the approval, permits, registration or any other legal documents required by law.
(3) If this Agreement is secured loan, the Borrower shall work with the Bank to obtain necessary legal formalities to make sure the loan is secured.
(4) No breach events specified in Article 7 has happened.

3.2 The Release of the loan is a one time payment which will be made 3 bank days after the Borrower submitted the Loan Release application.

3.3 The Borrower shall pay the full amount of the loan on matured day. The Borrower should authorize the Bank to withdraw corresponding amount as loan payment from the Borrower’s account maintained at the Bank.

Article 4: Statement and Guarantee
4.1
The Borrower is an independent legal unity under the laws of the People’s Republic of China. Party A has all necessary eligibility. Party A is able to, in its name, fulfill the obligation set in this agreement and be responsible for its civil liability.

4.2	It is Borrower’s true intent to sign and execute this agreement. The Borrower confirms all consents, approval and authorization without any legal ambiguity.
4.3	It will not again any law, regulations, or administrative ordinance for the Borrower to sign and perform this Agreement.
4.4
The Borrower shall provide the Bank financial statements which will reflect the actual business activities and financial status of the Company related to the loan. All documentation, reports, materials and information are all true, complete, accurate and valid.

4.5
The Borrower does not conceal any on-going or potential material adverse litigation, arbitration, administrative proceedings, property frozen proceeding or enforcement proceedings or any other material adverse matters, which might affect its ability to carry out this Agreement.

Article 5: Agreed Matters

5.1 The Bank can check or supervise the use of the loan at any time by any methods. The Borrower shall provide relevant accounting financial statements and records periodically according to the Bank’s requirement.

5.2 The Borrower guarantees that it will not take any actions to change its owner’s equity without the prior written consent of the Bank.

5.3 The Borrower guarantee that it will not change its Article of Incorporation and Scope of Business; guarantee that it will not sale, lease, or transfer all or majority portion of its assets; guarantee that it will not provide guarantee to a third party that causes serious adverse affect on the financial situation of the Borrower and the ability to perform its obligation under this Agreement, without the prior written consent of the Bank.

5.4 The Borrower guarantee it shall not change the payback sequence of the loans and pay other later loans prior to this loan.

5.5 The Borrower shall pay the premium and interest using RMB. If the Borrower pays the premium and interest using foreign currency, the Borrower shall bear the relevant bank fees and costs.

5.6 If some adverse events happen which make the guarantors have insufficient ability to guarantee the repayment of the loan, the Borrower shall provide new guarantee.

5.7 The Borrower shall notify the Bank regarding the following matters:

1. For any breach under Article 7 of this Agreement, the Borrower shall give written notice to the Bank within 3 days;

2. In the event that any Article 4.5 matters happen, the Borrower shall give the Bank written notice within 3 days;

3. If the Borrower needs to change its legal representative, authorized representative, mailing address, company name, or any important financial or management staffs, the Borrower shall send written notice to the Bank 10 days prior to the change.

5.8 If the Bank discovers any events listed under Article 4.5 which has substantial adverse effects on the repayment of the loan, the Bank has the right to act under Article 8.1 of this Agreement.

Article 6: Guarantee of the Loan

6.1 This loan is guaranteed by Dian Lian Chuming Group Co. Ltd. The Guarantee Contract number is YB7501200728142401.

This Loan is also guaranteed by the land use right and real properties owned by Dian Lian Chuming Group. The Guarantee Contract numbers are YB7501200728142401, YB7501200728142402.

This Loan is also guaranteed by Mr. Shi, Huashang and Ms. Ma, Fengqing in their personal capacities. The Guarantee Contract numbers are YB7501200728142402, YB7501200728142403.

Article 7: Breach of Agreement

7.1 The occurrences of any of the following events shall be regarded as breach of the Agreement:
1. The Borrower fails to make repayment of the principal or interest in time in full or in part;

2. The Statements and Guarantees made by Borrower are untrue, inaccurate or incomplete;

3. The Borrower violates Article 5 of this Agreement.

4. The Borrower violates this Agreement and enters into any agreements which change or accelerate the matured date of other loans.

5. The investors of the Borrower embezzle the loan, transfer the assets or transfer the ownership of the stocks without prior consent.

6. The guarantors fail to have the ability to guarantee the loan or have violated the guarantee agreement.

7. The Borrower has violated any articles except Article 7.

Article 8: Breach Liabilities

8.1 If one of the events specified in Article 7.1 happens, the Bank has the option to take one or more of the following methods:

1.	To announce mature of the loan and recall particle or total loan ahead of time.
2.
To collect a penalty interest rate. For the default amount, the Bank is entitled to collect an interest at a 50% higher than the original interest rate of the loan. For the amount misappropriated, the Bank shall have the right to collect an interest at a rate of 100% higher than the original interest rate of the loan.

3.	To withdraw funds from any deposits accounts that the Borrower has with any branch of the Bank.
4.	To cancel any of the Borrower’s unused loans.
5.	To request the Borrower to provide other guarantees.
6.	Other necessary legal methods.

Article 9: Miscellaneous Provisions

9.1	The parties may negotiate any supplemental agreements.
9.2	This Agreement is governed by the law of the People’s Republic of China.
9.3	This Agreement is effective when sealed and signed by legal representatives of the Borrower and the Bank.
9.4	The loan application form, the borrowing receipt, the guarantee agreements and all relevant documents and materials are all part of the Agreement and have the same legal effects.
9.5	This Agreement has two identical original copies each party shall possess one original copy of the Agreement and several copies of duplicates.

Borrower: Dalian Chuming Slaughter and Packaging Pork Company Ltd. (Seal)
Legal Representative: Shi Huashan (signature)

Bank: Shanghai Pu Dong Development Bank Dalian Branch
Legal or Authorized Representative: Wang Xinhao (signature)
Signature date: July 23, 2007